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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 of the Registration Statement of McLeodUSA Incorporated on Form S-4 of our report dated January 30, 1998, on the consolidated financial statements of Dakota Telecommunications Group, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years then ended which report is included in the Prospectus and Proxy Statement filed as part of Form S-4.



                                                Olsen, Thielen & Co., Ltd.

St. Paul, Minnesota
January 14, 1999